Exhibit 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement Form S-8 (No. 333-182450) of our report dated March 30, 2015, relating to the consolidated financial statements of Sunshine Financial, Inc. and Subsidiary appearing in this Annual Report (Form 10-K) for the year ended December 31, 2014.

/s/Hacker, Johnson & Smith PA

HACKER, JOHNSON & SMITH PA
Tampa, Florida
March 30, 2015